EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Flexsteel Industries, Inc.

We consent to the incorporation by reference in Registration Statement No. 33-1836 on Form S-8 as amended by Post-Effective Amendment No. 1 for the Flexsteel Industries, Inc. Salaried Employees Retirement and 401(k) Plan of our report dated May 25, 2004 appearing in this Annual Report on Form 11-K for the year ended December 31, 2003.

/s/ Deloitte & Touche LLP

June 15, 2004

12